Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Reports Third Quarter 2014 Financial Results

LITTLETON, MA – November 6, 2014 — Dover Saddlery, Inc. (NASDAQ:DOVR), the leading omni-channel retailer of equestrian products, today reported financial results for the third quarter ended September 30, 2014.

Total revenues for the third quarter of 2014 increased 9.1%, or $2.1 million, to $24.7 million from $22.6 million achieved in the third quarter of 2013. Retail store channel revenues increased 16.6%, or $1.9 million, to $13.3 million and same-store sales increased 2.5% over the third quarter of 2013.

Net income for the third quarter decreased to $210,000 or $0.04 per diluted share compared to $443,000 or $0.08 achieved in the third quarter of 2013.

Adjusted EBITDA for the third quarter of 2014 declined to $1,086,000, from $1,324,000 achieved in the third quarter of 2013. A reconciliation of the net income calculated in accordance with GAAP and the non-GAAP adjusted EBITDA measure is provided in the table accompanying this press release.

Year-to-Date Results

For the first nine months of 2014, total revenues increased 8.1% to $68.8 million, from $63.6 million achieved in the corresponding period in 2013. Retail store channel revenues increased 16.5% to $35.4 million and same-store sales increased 4.0% year to date. The net loss for the third quarter of 2014 was $(71,000), or $(0.01) per diluted share, compared to a net profit of $260,000 or $0.05 per diluted share achieved in the third quarter of the prior year.

“Our same-stores sales were strong in July and August and softened in September. During the third quarter we continued our successful retail roll-out with the grand openings of our first Dover Saddlery store, in Ohio (in Cincinnati) and our third Dover store in Texas (in Houston)” said Stephen L. Day, President and CEO of Dover Saddlery. “This Fall we will be opening stores in Wellington, Florida and Pittsburgh, Pennsylvania.”

Business Outlook 2014

Dover Saddlery is planning to open two stores in the fourth quarter of 2014 which will bring the total number of retail stores to twenty-six. Until there is greater long-term visibility on sustainable economic conditions and consumer behavior, the Company is not providing guidance on other business prospects.

Today’s Teleconference and Webcast

Dover Saddlery executives will host a conference call at 4:30 pm ET today, to discuss the results. Interested parties may access the call by dialing +1-877-712-7037 or may listen to the call live via webcast. To access the webcast please go to http://investor.shareholder.com/DOVR/events.cfm and click on the webcast icon.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multi-channel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for the balance of fiscal 2014 and beyond, overall revenue growth, retail-store and same-store sales growth, and the opening of new stores. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2014	2013	2014	2013

Revenues, net- direct	$11,335	$11,180	$33,339	$33,175
Revenues, net – retail stores	13,339	11,435	35,420	30,409

Revenues, net – total	$24,674	$22,615	68,759	$63,584
Cost of revenues	15,119	14,044	42,760	39,976

Gross profit	9,555	8,571	25,999	23,608
Selling, general and administrative expenses	8,978	7,640	25,750	22,715

Income from operations	577	931	249	893
Interest expense, financing and other related costs, net	172	154	482	426
Other investment (income) loss	(5)	4	(59)	(33)

Income (loss) before income tax provision (benefit)	410	773	(174)	500
Provision (benefit) for income taxes	200	330	(103)	240

Net income (loss)	$210	$443	$(71)	$260

Net income (loss) per share
Basic	$0.04	$0.08	$(0.01)	$0.05

Diluted	$0.04	$0.08	$(0.01)	$0.05

Number of shares used in per share calculation
Basic	5,364,000	5,345,000	5,360,000	5,340,000
Diluted	5,727,000	5,534,000	5,360,000	5,524,000

Other Operating Data:

Number of retail stores(1)	24	19	24	19
Capital expenditures	924	567	1,849	1,312
Gross profit margin	38.7%	37.9%	37.8%	37.1%

(1)	Includes twenty-three Dover-branded stores and one Smith Brothers store.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
 (In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2014	2013	2014	2013
Net income (loss)	$210	$443	$(71)	$260

Other comprehensive loss:
Change in fair value of	17	4	30	53
interest rate swap contract, net of tax

Total comprehensive income (loss)	$227	$447	$(41)	$313

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	Sept. 30,	Dec. 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$292	$319
Accounts receivable	1,336	1,300
Inventory	29,343	23,633
Prepaid catalog costs	1,115	974
Prepaid expenses and other current assets	3,043	1,277
Deferred income taxes	261	355

Total current assets	35,390	27,858
Net property and equipment	6,535	5,763

Other assets:
Deferred income taxes	1,449	1,495
Intangibles and other assets, net	778	758

Total other assets	2,227	2,253

Total assets	$44,152	$35,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations and outstanding checks	$260	$290
Current portion – term notes	786	786
Current portion – Capex term loan	792	630
Accounts payable	3,098	2,352
Accrued expenses and other current liabilities	6,228	7,201
Income taxes payable	-	1,006
Total current liabilities	11,164	12,265

Long-term liabilities:
Revolving line of credit	10,428	95
Capex term loan, net of current portion	2,224	2,818
Term notes, net of current portion	3,536	4,125
Capital lease obligation, net of current portion	66	96
Interest rate swap contract	135	189

Total long-term liabilities	16,389	7,323
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; 6,160,103 and 6,147,263 issued and 5,364,238 and 5,351,398 outstanding as of September 30, 2014 and December 31, 2013, respectively	1	1
Additional paid in capital	46,658	46,304
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Other comprehensive loss	(92)	(122)
Accumulated deficit	(23,886)	(23,815)

Total stockholders’ equity	16,599	16,286

Total liabilities and stockholders’ equity	$44,152	$35,874

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income, investment income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance, and the Company ties its executive and employee bonus pools directly to this measure. We also believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	Three Months Ended		Nine Months Ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2014	2013	2014	2013
Net income (loss)	$210	$443	$(71)	$260
Depreciation	382	295	1,077	843
Amortization of intangible assets	17	17	53	52
Stock-based compensation	110	81	330	219
Interest expense, financing and	172	154	482	426
other related costs, net
Other investment (income) loss	(5)	4	(59)	(33)
Provision (Benefit) for income taxes	200	330	(103)	240

Adjusted EBITDA	$1,086	$1,324	$1,709	$2,007